Certain identified information in this Exhibit, indicated by the mark “[***],” has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 4.20

Supplementary Agreement to the Agreement between Light In The Box Limited and Qianneng Fu as to Light Xiao

Signing date: December 1st, 2020

Party A: Light In The Box Limited

Address: Room 705-706, 7/F., China Insurance Group Building,

No. 141 Des Voeux Road Central, Hong Kong

Party B: Qianneng Fu

Address: [***]

Resident ID No. [***]

This agreement (“Supplementary Agreement”) was signed by both parties on December 1st, 2020.

Whereas,

On February 28, 2020, Party A and Party B signed an operating agreement (the "Agreement"); and

According to the personnel arrangement of Shanghai Light In The Box Information Technology Co., Ltd., a subsidiary/affiliate of Party A (the “Company”), Party B signed a labor contract with the Company and, has been an employee of the Company since December 1, 2020.

It is agreed between Party A and Party B that the Agreement is to be amended as set out below regarding the information of the Company:

1. "Qianhai Xuyi Information Technology (Shenzhen) Co., Ltd. Shanghai Branch" stipulated in the Agreement shall be deleted and replaced by "Shanghai Light In The Box Information Technology Co., Limited".

2. This Supplementary Agreement shall be deemed to form as part of the Agreement after signed. If there is any inconsistency between the Supplementary Agreement and the Agreement, the Supplementary Agreement shall prevail. If there is no stipulation in this Supplementary Agreement, the Agreement shall prevail.

3. This Supplementary Agreement was made in Chinese (in the event of any inconsistency of content or understanding between the Chinese and English versions, the Chinese version of this Agreement shall prevail). This Supplementary Agreement is made in duplicate, and both copies have the same legal effect. Each party holds one copy. This Supplementary Aagreement is effective from the date of signature and seal of both parties.

(No text below)

Party A: Light In The Box Limited

Authorized Signatory:	Jian He

Party B: Qianneng Fu

Signature:	Qianneng Fu